EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: DENNIS WELLS or JIM GALEESE
DATE: OCTOBER 26, 2017	(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE FIRST QUARTER ENDED SEPTEMBER 30, 2017,
AND DECLARES REGULAR CASH DIVIDEND

Cincinnati, OH; October 26, 2017 – LSI Industries Inc. (NASDAQ:  LYTS) today announced:

First Quarter Summary

•	Sales increased 4% compared to Q1 of the prior year
•	Adjusted Operating Income increased 41%, with adjusted operating margin improving 90 basis points
•	Adjusted Net Income increased 7% versus Q1 prior year (see reconciliation in Non-GAAP items below)
•	Adjusted EPS $0.07 compared to $0.06 in Q1 prior year. GAAP reported EPS was a loss of $(0.61) versus $0.03 prior year Q1, reflecting a $28 million goodwill impairment charge

Net sales in the first quarter of fiscal 2018 were $87,466,000, an increase of 4% compared to the $84,159,000 reported in the first quarter of the prior year.  Adjusted net income was $1,734,000 in the first quarter versus $1,621,000 in Q1 FY 2017.  Adjusted EPS of $0.07 is $0.01 above first quarter of the prior year.  The Company reported a pre-tax, non-cash goodwill impairment charge of $28 million to the Lighting Segment in Q1, 2018.  As a result, GAAP net income was a loss of $(15,629,000).  GAAP EPS after the goodwill impairment was a loss of $(0.61) versus $0.03 in the first quarter of FY 2017.  See reconciliation in Non-GAAP Measures below.  The Company declared a regular cash dividend of $0.05 per share payable November 14, 2017 to shareholders of record on November 6, 2017.

Management Comments and Outlook

Dennis W. Wells, Chief Executive Officer and President, commented, "Our improved Q1 performance reflects the focus and priorities driven by the LSI team members.  We've been alert in recognizing the continuing overall soft market conditions, and agile in executing decisions which benefit the business both now and more importantly on a go-forward basis.  Commercially, we continue to intentionally shift away from low margin, conventional technology sales opportunities, instead focusing almost exclusively on LED and other technology solutions.  The soft market and reduction in low margin sales was responsible for a 9% decline in organic sales.  In lighting for example, the shift from conventional technology aligns with the previously announced closure of our Kansas City lighting facility, generating lower costs, increased margins, and improved asset utilization. Our LED sales in Q1 increased 23% versus Q1 prior year and now represent 85% of our lighting product sales.

"Our focus and investment in key growth initiatives continue.  Market interest in Smart Lighting is expanding, with the Airlink™ wireless control solution adoption rate continuing to increase.  We are also excited about the SmartVision® platform officially launched at the NACS/PEI show last week.  Our core portfolio of LED products will be strengthened with a significant number of new product launches scheduled over the next several quarters.  This includes a new range of under-canopy fixtures, maintaining our industry leading position in this segment.

"The Atlas acquisition delivered sales and EBITDA above Q1 prior year on a comparable pro forma basis.    The distribution side of the lighting business is also impacted by the soft market; as a result, while above prior year, Q1 somewhat lagged internal expectations.  Significant integration activities continue across multiple areas of the business, most notably in the product and sales channel areas.  Since the acquisition, we have added 223 new distributor branch locations, of which 38 are new distributor partners.  Channel expansion activity will continue to be a major emphasis and a platform for future growth.

"I want to highlight the Graphics Segment as this business delivered a solid quarter, with sales above prior year and measurably improved earnings. The SOAR digital signage initiative again generated sales growth over 100% for the quarter.  We are adding sales resources to the SOAR business and project strong growth rates to continue. The Graphics business continues to realize growth outside of the petroleum and convenience store segments. Our quotes backlog is very strong, and working to convert quotes to orders is a key priority.

"From an operations and infrastructure view, we continue to generate substantial cost savings and many process improvement initiatives are in-progress under our LSI business system framework.  Key purchased commodities costs remain stubbornly high, and in some cases continue to increase.  In response, selling price realization continues to increase, although still lagging the commodity increases.  New sourcing and design initiatives are also contributing to mitigate these cost increases.  Driven by plant closure activity, lean manufacturing efforts, and strategic outsourcing, our productivity continues to increase.  Our comparable Q1 direct labor and overhead spending was 22% below last year, and sales per employee increased 12%.  On a comparable basis, our total square footage has decreased 17% since June, 2014.  All these improvements contributed to our improved operating margin.

"Let me address the lighting segment goodwill impairment.  Several quarters of lower sales and earnings in the Lighting Segment caused a sustained drop in our stock price.  With this drop in stock price, management reviewed the goodwill asset on the balance sheet, which upon completion, resulted in a reduction to the value of the asset. This non-cash adjustment represents a more current valuation, and we are confident the Lighting Segment will return to previous growth and profitability levels.

"Our financial position remains strong.  Our debt position at the end of Q1 was down 21% from the date of the Atlas transaction in February.  We are continuing to maintain our dividend at a $0.20 annual rate.

"On a reporting note, the Technology Segment results have been consolidated and are now included in the Lighting Segment for all periods reported.  The decision is consistent with the current management model, as the majority of products and components produced by this segment already feed into our lighting products.  Following the combination, the Company's reportable segments consist of a Lighting Segment and a Graphics Segment.

"As we enter Q2, our focus will continue to be:  targeting higher margin sales growth opportunities; improving our operating margins; and maintaining a cost efficient manufacturing and supply chain infrastructure ready to capitalize on any change in market level requirements.  We're very pleased to have our new Lighting Segment president on board, Ron Newbold, and look forward to his leadership as we aggressively pursue opportunities in the lighting market."

Financial Highlights	Three Months Ended September 30
(In thousands, except per share data; unaudited)	2017	2016	% Change
Net Sales	$87,466	$84,159	4%
Operating Income (Loss) as reported	$(24,814)	$1,066	n/m
Goodwill impairment	28,000	--	n/m
Restructuring costs and plant closure costs	--	1,056	n/m
Severance Costs	--	145	n/m
Operating Income as adjusted (a)	$3,186	$2,267	41%
Net Income (Loss) as reported	$(15,629)	$829	n/m
Net Income as adjusted	$1,734	$1,621	7%
Earnings (loss) per share (diluted ) as reported	$(0.61)	$0.03	n/m
Earnings (loss) per share (diluted) as adjusted	$0.07	$0.06	17%

	9/30/17	6/30/17
Working Capital	$67,628	$61,704
Total Assets	$239,189	$256,680
Long-Term Debt	$51,862	$49,698
Shareholders' Equity	$144,394	$160,078

(a)
The Company recorded pre-tax goodwill impairment of $28,000,000 in the first quarter of fiscal 2018.  The Company recorded pre-tax restructuring costs and plant closure costs totaling $1,056,000, and incurred net pre-tax other severance expense of $145,000 in the first quarter of fiscal 2017.  Operating income, net income, and earnings per share (diluted) before the goodwill impairment, restructuring costs, plant closure costs and severance expense are Non-GAAP financial measures (see page 4).

First Quarter Fiscal 2018 Results

Net sales in the first quarter of fiscal 2018 were $87,466,000, up 4% from last year's first quarter net sales of $84,159,000.  Lighting Segment net sales of $68,428,000 increased 4.8% and Graphics Segment net sales of $19,038,000 increased 0.8% from last year's first quarter net sales.  The former Technology Segment net sales and operating results are now included in the Lighting Segment and prior year segment results have been revised accordingly.  The Company recorded a pre-tax goodwill impairment in the Lighting Segment of $28,000,000 in the first quarter of fiscal 2018.  In the first quarter of fiscal 2017 the Company recorded pre-tax restructuring and plant closure costs of $1,056,000 ($903,000 was expensed in Cost of Products Sold and $153,000 was expensed in Selling and Administrative expenses) related to the Company's exit from the manufacturing of fluorescent lighting fixtures.  Additionally, the Company recorded other severance costs of $145,000 in the first quarter of fiscal 2017.  The fiscal 2018 first quarter net loss of $(15,629,000), or $(0.61) per share, compared to the fiscal 2017 first quarter net income of $829,000 or $0.03 per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at September 30, 2017 included current assets of $109.0 million, current liabilities of $41.3 million and working capital of $67.6 million, which includes cash of $2.1 million.  The current ratio was 2.6 to 1.  The Company has shareholders' equity of $144.4 million and $51.9 million of long-term debt on its balance sheet as of September 30, 2017.  With continued strong cash flow, a sound balance sheet, and $48.1 million available in its credit facility, LSI Industries believes its financial condition is sound and is capable of supporting the Company's planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share in connection with the first quarter of fiscal 2018 payable November 14, 2017 to shareholders of record as of the close of business on November 6, 2017.  The indicated annual cash dividend rate is $0.20 per share. The Board of Directors has adopted a policy regarding dividends which provides that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings both on a GAAP and Non-GAAP basis, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant by the Board.

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income and earnings per share for the three months ended September 30, 2017 and 2016.  Adjusted net income and earnings per share, which exclude the impact of a goodwill impairment, restructuring and plant closure costs, and other severance costs, are non-GAAP financial measures.  We believe that these are useful as supplemental measures in assessing the operating performance of our business.  These measures are used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of these non-GAAP financial measures to the net income and earnings per share reported for the periods indicated.

(in thousands, except per share data; unaudited)	First Quarter
	FY 2018	Diluted EPS	FY 2017	Diluted EPS
Reconciliation of net income to adjusted net income:
Net income (loss) and earnings (loss) per share as reported	$(15,629)	$(0.61)	$829	$0.03
Adjustment for goodwill impairment, inclusive of the income tax effect	17,361	0.67	--	--
Adjustment for restructuring and plant closure costs, inclusive of the income tax effect	--	--	695	0.03
Adjustment for other severance costs, inclusive of the income tax effect	--	--	97	--
Adjusted net income and earnings per share	$1,734	$0.07	$1,621	$0.06

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, failure of an acquisition or acquired company to achieve its plans or objectives generally, unexpected difficulties in integrating acquired businesses, the ability to retain key employees, unfavorable economic and market conditions, the results of asset impairment assessments, the ability to maintain an effective system of internal control over financial reporting, the ability to remediate any material weaknesses in internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.

We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we provide a full range of design support, engineering, installation and project management services to our customers.

We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America.  Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, California, Kentucky, New York, North Carolina and Texas.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Dennis Wells, Chief Executive Officer and President, or Jim Galeese, Executive Vice President and Chief Financial Officer at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30
(in thousands, except per share data; unaudited)	2017	2016
Net sales	$87,466	$84,159
Cost of products and services sold	63,763	62,821
Restructuring costs – cost of sales	--	503
Gross profit	23,703	20,835
Selling and administrative expenses	20,517	19,616
Goodwill Impairment	28,000	--
Restructuring costs – SG&A expense	--	153
Operating income (loss)	(24,814)	1,066
Interest expense (income), net	403	(14)
Income (loss) before income taxes	(25,217)	1,080
Income tax (benefit) expense	(9,558)	251
Net income (loss)	$(15,629)	$829

Income (loss) per common share
Basic	$(0.61)	$0.03
Diluted	$(0.61)	$0.03

Weighted average common shares outstanding
Basic	25,787	25,275
Diluted	25,787	25,912

Condensed Consolidated Balance Sheets

(in thousands, unaudited)	September 30, 2017	June 30, 2017
Current Assets	$108,974	$107,129
Property, Plant and Equipment, net	45,982	47,354
Other Assets	84,233	102,197
	$239,189	$256,680

Current Liabilities	$41,346	$45,425
Long-Term Debt	51,862	49,698
Other Long-Term Liabilities	1,587	1,479
Shareholders' Equity	144,394	160,078
	$239,189	$256,680